Exhibit 12(a)

                                  OFFER LETTER
                   TO HOLDERS OF IR BIOSCIENCES HOLDINGS, INC.
                         COMMON STOCK PURCHASE WARRANTS

                                                                January 24, 2005

         In compliance with Rule 13e-4 of the Securities Exchange Act of 1934, as amended (the "Act"), the Board of Directors of IR Biosciences Holdings, Inc. (the "Company"), is offering (the "Offer") to the holders of 13,780,449 common stock purchase warrants (the "Warrants"), which were sold by the Company on October 13, 2004 and October 26, 2004 pursuant to a private placement transaction (the "Private Placement"):

          o To temporarily reduce the exercise price of the Warrants from $0.50 to $0.20 per share; and

          o The reduction in the exercise price will commence on the date the materials relating to the Offer are first sent to the holders, which is January 24, 2005, through February 22, 2005 at 9:00 a.m., Pacific Standard Time, when the Offer shall be terminated and the per share exercise price shall revert to the current price of $0.50.

         A detailed discussion of the Offer is contained in this Offer Letter to Warrant Holders. The Company will accept for exercise all Warrants validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer and the Letter of Transmittal.

                       ----------------------------------

                                    IMPORTANT

         Any holder of a Warrant desiring to exercise all or any portion of his or her Warrants should complete and sign the Letter of Transmittal or a photocopy thereof in accordance with the instructions in the Letter of Transmittal, mail or deliver it, certificates for the Warrants and any other required documents to the Company along with the Letter of Transmittal.

                        --------------------------------

         NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS, OFFICERS OR EMPLOYEES MAKES ANY RECOMMENDATION TO ANY HOLDER OF A WARRANT AS TO WHETHER TO EXERCISE ALL OR ANY WARRANTS. EACH HOLDER OF A WARRANT MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO EXERCISE WARRANTS AND, IF SO, HOW MANY WARRANTS TO EXERCISE.

                        --------------------------------

         The Company's common stock is approved for quotation on the NASD OTC Bulletin Board under the symbol "IRBO". THE EXISTING WARRANTS ARE NOT LISTED FOR TRADING AND NO MARKET EXISTS FOR SAID WARRANTS.

                         ------------------------------

         Questions or requests for assistance or for additional copies of this Offer, the Letter of Transmittal or other materials may be directed to Michael Wilhelm, Chief Executive Officer, or John Fermanis, Chief Financial Officer, at IR Biosciences Holdings, Inc., 4021 N. 75th Street, Suite 201, Scottsdale, Arizona 85251, Telephone Number (480) 922-3926.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE COMPANY AS TO WHETHER HOLDERS SHOULD EXERCISE WARRANTS PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

                                TABLE OF CONTENTS

SECTION                                                                    PAGE
-------                                                                    ----
Summary.................................................................... 3
Introduction............................................................... 4
The Offer.................................................................. 4
   1.  General Terms....................................................... 4
   2.  Procedure for Tendering Warrants.................................... 5
   3.  Withdrawal Rights................................................... 6
   4.  Acceptance for Exercise of Warrants
        And Issuance of Shares............................................. 7
   5.  Restrictions on Transferability..................................... 7
   6.  Background and Purpose of the Offer................................. 7
   7.  Source and Amount of Funds.......................................... 8
   8.  Transaction and Agreements Concerning Warrants...................... 8
   9.  Financial Information Regarding the Company......................... 9
   10. Extension of Tender Period; Termination; Amendment.................. 9
   11. Miscellaneous.......................................................10
Letter of Transmittal......................................................11

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                                     SUMMARY

         This general summary is provided solely for the convenience of holders of Warrants and is qualified in its entirety by reference to the full text of and the more specific details contained in this Offer and the related Letter ofs Transmittal and any amendments hereto and thereto. Capitalized terms used in this summary without definition shall have the meaning ascribed to such terms in this Offer.

The Company....................IR Biosciences Holdings, Inc., a Delaware
                               corporation, with principal executive
                               offices at 4021 N. 75th Street, Suite 201,
                               Scottsdale, Arizona 85251.

The Warrants...................Warrants issued in a private placement as parts of Units consisting of the Company's common stock, $0.001 par value per share (the "Common Stock") and Warrants. The initial closing of the private placement transaction occurred on October 13, 2004 and the second closing occurred on October 26, 2004. The Company will accept for exercise Warrants validly tendered pursuant to the Offer.

Exercise Price.................The purchase price per share will be
                               $0.20 for the Warrants. Each Holder
                               desiring to exercise a Warrant must
                               specify in the Letter of Transmittal the number of Warrants being exercised to have his or her tender accepted by the Company.

Expiration Date of Offer.......February 22, 2005, at 9:00 a.m., Pacific
                               Standard Time, unless extended by the
                               Company.

How to Tender Warrants  .......See Section 2. For further information, call John Fermanis, the Chief Financial
                               Officer of the Company, at (480) 922-3926.

Payment Upon Exercise..........The exercise price of the Warrant is payable only by check or immediately
                               available funds and must accompany the
                               Letter of Transmittal.

Withdrawal Rights..............Tendered Warrants may be withdrawn at any time until the Expiration Date of the
                               Offer. See Section 3.

Purpose of Offer...............The exercise of the Warrants will assist the Company in raising capital by
                               providing Holders with an incentive to
                               exercise their Warrants. The Company
                               anticipates that it will use the proceeds resulting from the exercise of the Warrants for general corporate purposes.

Market Price of the Warrants...The Company's common stock is approved for quotation on the NASD OTC Bulletin Board under the symbol "IRBO". THE EXISTING WARRANTS ARE NOT LISTED FOR TRADING AND NO MARKET EXISTS FOR SAID WARRANTS.

Restrictions on
Transferability................Shares of the common stock of the Company acquired upon the exercise of the Warrants are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended (the "Securities Act") and such laws pursuant to registration or exemption therefrom.

Further Information............Questions or requests for assistance or for additional copies of this Offer, the Letter of Transmittal or other materials may be directed to Michael Wilhelm, Chief Executive Officer, or John Fermanis, Chief Financial Officer, at IR Biosciences Holdings, Inc., 4021 N. 75th Street, Suite 201, Scottsdale, Arizona 85251, Telephone Number (480) 922-3926.

                                  INTRODUCTION

         The Board of Directors of IR Biosciences Holdings, Inc. has decreased the exercise price for the Warrants for a limited period of time, upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal (which together constitute the "Offer"). The Warrants currently have an exercise price of $0.50 per share. The Board of Directors of the Company is proposing to decrease the exercise, subject to the conditions set forth below, to $0.20 per share.

         This Offer will commence as of January 24, 2005 and terminate at 9:00 a.m. Pacific Standard Time, on February 22, 2005. ON THE EXPIRATION DATE OF THE EXERCISE OFFER, THE EXERCISE PRICE OF THE WARRANTS NOT EXERCISED WILL BE RESTORED TO THE CURRENT AMOUNT OF $0.50 AND THE OFFER WILL NO LONGER BE AVAILABLE TO BE ACCEPTED.

         As of the date hereof, the Company has 13,780,449 Warrants outstanding that were issued in the Private Placement and that are subject to the Offer, of which 10,102,432 of the Warrants expire on October 13, 2009 and 3,678,017 of the Warrants expire on October 26, 2009.

         The Company's common stock is approved for quotation on the NASD OTC Bulletin Board under the symbol "IRBO". THE EXISTING WARRANTS ARE NOT LISTED FOR TRADING AND NO MARKET EXISTS FOR SAID WARRANTS.

                                    THE OFFER

1.       GENERAL TERMS

         Subject to the terms and conditions of the Offer, the Company is seeking the exercise of the Warrants pursuant to the Offer by offering the holders of the outstanding Warrants the option to exercise the Warrants at a reduced exercise price of $0.20 per share.

PERIOD OF OFFER

         The Offer will only be open for a period beginning on January 24, 2005 and ending at 9:00 a.m., Pacific Standard Time, on February 22, 2005 (the "Expiration Date"). The Company expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the

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period of time during which the Offer is open by giving oral or written notice of such extension to holders of the Warrants who have not tendered any Warrants. There can be no assurance, however, that the Company will exercise its right to extend the Offer. During any such extension, all Warrants previously tendered will be deemed exercised as of the original Expiration Date. See Section 10.

PARTIAL EXERCISE PERMITTED

         Partial exercise of a holder's Warrants according to these terms will be permitted. ANY WARRANTS NOT EXERCISED DURING THE PERIOD OF THE OFFER SHALL BE EXERCISABLE IN ACCORDANCE WITH THE ORIGINAL TERMS OF SUCH WARRANTS.

PAYMENT UPON EXERCISE

         The exercise price of the Warrants exercised pursuant to the Offer will be payable only by check or immediately available funds and must accompany the Letter of Transmittal.

         THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF WARRANTS BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS.

         NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS, OFFICERS OR EMPLOYEES MAKES ANY RECOMMENDATION TO ANY HOLDER OF A WARRANT AS TO WHETHER TO TENDER ALL OR ANY WARRANTS. EACH HOLDER OF A WARRANT MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER WARRANTS AND, IF SO, HOW MANY WARRANTS TO TENDER.

2.       PROCEDURE FOR TENDERING WARRANTS

         PROPER TENDER OF WARRANTS. To tender Warrants validly pursuant to the Offer, a properly completed and duly executed Letter of Transmittal or photocopy thereof, together with any required signature guarantees and any other documents required by the Letter of Transmittal, must be received by the Company at its address set forth below and certificates for the Warrants to be tendered must be received by the Company at such address prior to the Expiration Date.

         IN ORDER TO TENDER WARRANTS PURSUANT TO THE OFFER, A HOLDER OF WARRANTS MUST INDICATE IN THE SECTION CAPTIONED "NUMBER OF WARRANTS TENDERED" ON THE LETTER OF TRANSMITTAL THE NUMBER OF WARRANTS BEING TENDERED. FOR A TENDER OF WARRANTS TO BE VALID, A NUMBER OF WARRANTS TENDERED MUST BE INDICATED.

         The method of delivery of Warrants and all other required documents is at the option and risk of the tendering holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

         DETERMINATION OF VALIDITY. All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Warrants will

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be determined by the Company, in its sole discretion, and its determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Warrants that it determines are not in proper form or the acceptance for exercise that may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of Warrants. Neither the Company nor any other person will be under any duty to give notice of any defect or irregularity in tenders, nor shall any of them incur any liability for failure to give any such notice.

         The tender of Warrants pursuant to the procedure described above will constitute a binding agreement between the tendering Warrant holder and the Company upon the terms and subject to the conditions of the Offer.

         SIGNATURE GUARANTEES. Except as otherwise provided below, all signatures on a Letter of Transmittal must be guaranteed by a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States which is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being referred to as an "Eligible Institution"). Signatures on a Letter of Transmittal need not be guaranteed if (a) the Letter of Transmittal is signed by the registered holder of the Warrants tendered therewith and such holder has not completed the box entitled "Special Delivery Instructions" or "Special Issuance Instructions" in the Letter of Transmittal; or (b) such Warrants are tendered for the account of an Eligible Institution. See Instructions 1 and 5 of the Letter of Transmittal.

3.       WITHDRAWAL RIGHTS

         Tenders of Warrants made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable. If the Company extends the period of time during which the Offer is open or is delayed in accepting for exercise any Warrants pursuant to the Offer for any reason, then, without prejudice to the Company's rights under the Offer, the Company may retain all Warrants tendered, and such Warrants may not be withdrawn except as otherwise provided in this Section 3, subject to applicable law.

         To be effective, a written notice of withdrawal must be timely received by the Company at its main office. Any notice of withdrawal must specify the name of the person who tendered the Warrants to be withdrawn and the number of Warrants to be withdrawn. If the Warrants to be withdrawn have been delivered to the Company, a signed notice of withdrawal must be submitted prior to the release of such Warrants. In addition, such notice must specify the name of the registered holder (if different from that of the tendering Warrant holder) and the serial numbers shown on the particular certificates evidencing the Warrants to be withdrawn. Withdrawals may not be rescinded, and Warrants withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, withdrawn Warrants may be retendered by again following one of the procedures described in Section 2 at any time prior to the Expiration Date.

         All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Company, in its sole discretion, which determination shall be final and binding. Neither the Company nor any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.

4.       ACCEPTANCE FOR PAYMENT OF WARRANTS AND ISSUANCE OF SHARES

         Upon the terms and subject to the conditions of the Offer, from January 24, 2005 until February 22, 2005 at 9:00 a.m., Pacific Standard Time, the Company will accept for exercise Warrants validly tendered. Thereafter, shares of the Common Stock of the Company to be issued upon exercise of such Warrants will be delivered as promptly as practicable. In all cases, Warrants will only be accepted for exercise pursuant to the Offer after timely receipt by the Company of certificates for Warrants, a properly completed and duly executed Letter of Transmittal or manually signed photocopy thereof, a check or immediately available funds in the amount of the purchase price of the shares of Common Stock of the Company being purchased, and any other required documents.

         For purposes of the Offer, the Company will be deemed to have accepted for exercise Warrants that are validly tendered and not withdrawn, unless the Company gives written notice to the Warrant Holder of its non-acceptance.

5.       RESTRICTIONS ON TRANSFERABILITY

         Shares of the Common Stock of the Company acquired upon exercise of the Warrants pursuant to the Offer have not been registered pursuant to the Securities Act. Holders exercising their Warrants pursuant to the Offer must acknowledge their understanding that they may not transfer or dispose of such shares of Common Stock unless the securities are registered or an exemption from registration is then available in the opinion of counsel to the Company. Shares of Common Stock acquired upon exercise of the Warrants pursuant to the Offer, when issued, will be "restricted securities" as defined in Rule 144 of the Securities Act and generally may be sold publicly only after a registration statement becomes effective, in reliance upon Rule 144, or in reliance on another applicable exemption from registration requirements of the Securities Act. The discussion of restrictions on transferability set forth herein is not intended to be comprehensive. Warrant holders should consider consulting with legal counsel concerning the consequences of ownership of restricted securities.

6.       BACKGROUND AND PURPOSE OF THE OFFER

     The purpose of the Offer is to assist the Company in raising capital by providing holders with an incentive to exercise their Warrants. The Company anticipates that it will use the proceeds from the exercises for general corporate purposes. Pursuant to the terms of the Private Placement, Joseph Stevens & Company, Inc., ("Joseph Stevens"), the placement agent from the Private Placement transaction (described herein), may communicate with Warrant holders in connection with the offer to exercise Warrants at the reduced exercise price. There is no formal arrangement between the Company and Joseph Stevens and Joseph Stevens will not receive any compensation for such communications; however, pursuant to the terms of the Private Placement, Joseph Stevens will receive a cash fee equal to ten percent (10%) of the proceeds received by the Company from the exercise of Warrants.

         Except as described herein, there are no present plans or proposals which relate to or would result in: (a) the acquisition by any person of additional securities of the issuer, or the

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disposition of securities of the Company; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the issuer or any of its subsidiaries; (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries; (d) any change in the present Board of Directors or management of the Company including, but not limited to, any plans or proposals to change the number or the term of directors, to fill any existing vacancy on the Board or to change any material term of the employment contract of any executive officer; (e) any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company; (f) any other material change in the Company's corporate structure or business; (g) changes in the Company's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the issuer by any person; (h) causing a class of equity security of the issuer to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association; (i) a class of equity security of the Company becoming eligible for termination of registration pursuant to
Section 12(g)(4) of the Act ; or (j) the suspension of the issuer's obligation to file reports pursuant to Section 15(d) of the Act. The exercise of the Warrants resulting from the temporary reduction of the exercise price would trigger the acquisition by such exercising holders of additional shares of the Common Stock of the Company.

         NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS, OFFICERS OR EMPLOYEES MAKES ANY RECOMMENDATION TO ANY HOLDER OF WARRANTS AS TO WHETHER TO TENDER ALL OR ANY WARRANTS. EACH HOLDER OF WARRANTS MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER WARRANTS AND, IF SO, HOW MANY WARRANTS TO TENDER.

7.       SOURCE AND AMOUNT OF FUNDS

         Due to the fact this transaction is an offer to holders to exercise their existing Warrants, there is no source and total amount of funds or other consideration applicable to the Company. The Company will use existing working capital to pay expenses associated with this transaction.

8.       TRANSACTIONS AND AGREEMENTS CONCERNING WARRANTS

THE PRIVATE PLACEMENT TRANSACTION

         On October 26, 2004, the Company completed the second closing of a private placement, whereby the Company sold an aggregate of $800,000 worth of units (each a "Unit" and collectively, the "Units") to accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended). The Comapny sold an aggregate of $1,650,000 worth of Units in the initial closing that occurred on October 13, 2004 (the transaction is referred to herein as the "Private Placement").

         Pursuant to the terms of a subscription agreement, each Unit was sold for $10,000 (the "Unit Price") and consisted of the following:

            (1) a number of shares (the "Shares") of Common Stock of the Issuer, determined by dividing: (i) the Unit Price by (ii) $0.125; and

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            (2) a warrant (i.e., the Warrants) to purchase, at any time prior to the fifth (5th) anniversary following the date of issuance of the Warrant, a number of shares of Common Stock equal to fifty percent (50%) of the number of Shares included within the Unit, at a price equal to fifty cents ($0.50) per share of the Common Stock.

         In consideration of the investment, the Issuer granted to each investor certain registration rights and anti-dilution rights. Michael K. Wilhelm, the President, Chief Executive Officer of the Issuer and the Issuer's wholly-owned subsidiary, ImmuneRegen Biosciences, Inc., and a Director of the Issuer, was a purchaser of the Units in the Private Placement. Mr. Wilhelm was issued 716,000 Shares and 358,000 Warrants in the Private Placement. Mark Witten, a Director of the Issuer, was also a purchaser of the Units in the Private Placement. Mr. Witten was issued 724,000 Shares and 362,000 Warrants in the Private Placement.

9.       FINANCIAL INFORMATION REGARDING THE COMPANY

         The Company's audited financial statements for its past three fiscal years are included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (beginning on page F-2). The Company's unaudited financial statements for the three and nine month periods ended September 30, 2004 are included in its Quarterly Report on Form 10-QSB for the period ended September 30, 2004 (beginning on page F-1). The full text of the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 and the Quarterly Report on Form 10-QSB for the period ended September 30, 2004, as well as the other documents the Company has filed with the Securities and Exchange Commission (the "Commission"), or will file with the Commission, can be accessed electronically on the Commission's website at HTTP://WWW.SEC.GOV.

10.      EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS

         The Company expressly reserves the right, in its sole discretion and at any time or from time to time, to extend the period of time during which the Offer is open. There can be no assurance, however, that the Company will exercise its right to extend the Offer. During any such extension, all Warrants previously tendered will be deemed exercised as of the original Expiration Date. The Company also expressly reserves the right, in its sole discretion, (i) to terminate the Offer and not accept for exercise any Warrants not theretofore accepted for exercise by giving written notice of such termination to the holders of the Warrants; and (ii) at any time or from time to time, to amend the Offer in any respect. Upon such termination of the Offer, the Company will promptly return to the holder the exercise price and the Warrants tendered. Amendments to the Offer will be made by written notice thereof to the holders of the Warrants. Material changes to information previously provided to holders of the Warrants in this Offer or in documents furnished subsequent thereto will be disseminated to holders of Warrants.

         If the Company materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Company will extend the Offer to the extent required under applicable law. The minimum period during which an offer must remain open following material changes in the terms of the Offer or information concerning the Offer (other than a change in price, change in dealer's soliciting fee or change in percentage of

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securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information.

11.      MISCELLANEOUS

         Shares of the Company's Common Stock issued upon exercise of Warrants tendered pursuant to the Offer are eligible for resale by holders; provided, that such sales by an "affiliate" of the Company, within the meaning of that term as used in Rule 144 of the Securities Act must be in accordance with the provisions of Rule 144 or otherwise exempt from the registration provisions of the Securities Act.

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Commission. All reports, proxy statements and other documents the Company has filed with the Commission, including the Schedule TO relating to the Offer, or will file with the Commission in the future can be accessed electronically on the Commission's website at HTTP://WWW.SEC.GOV.

                                   Sincerely,

                                   IR Biosciences Holdings, Inc.

                              LETTER OF TRANSMITTAL
                               TO TENDER WARRANTS
                                       OF
                          IR BIOSCIENCES HOLDINGS, INC.
                              PURSUANT TO THE OFFER

                                JANUARY 24, 2005

                    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
             9:00 A.M., PACIFIC STANDARD TIME, ON FEBRUARY 22, 2005,
                          UNLESS THE OFFER IS EXTENDED.

                        To: IR Biosciences Holdings, Inc.
                        4021 North 75th Street, Suite 201
                            Scottsdale, Arizona 85251

                    Confirmation by telephone: (480) 922-3926

                      DESCRIPTION OF WARRANTS TENDERED AND
                 NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)

                (Please Fill in Tendered Certificates Exactly as
                      Name(s) Appear(s) On Certificate(s))
                  (Attach Signed Additional List if Necessary)

CERTIFICATE NUMBER(S)            NUMBER OF WARRANTS           NUMBER OF WARRANTS
                                                                   TENDERED*

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

TOTAL WARRANTS TENDERED:

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         *        If you desire to tender fewer than all Warrants evidenced by and certificates listed above, please indicate in this column the number of Warrants you wish to tender. Otherwise, all Warrants evidenced by such certificates will be deemed to have been tendered.

This Letter of Transmittal is to be used only if certificates for Warrants ("Warrant Certificates") are to be forwarded herewith.

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                  PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL,
               INCLUDING THE ACCOMPANYING INSTRUCTIONS, CAREFULLY

Ladies and Gentlemen:

         The undersigned hereby tenders to IR Biosciences Holdings, Inc., a Delaware corporation (the "Company"), the above described Warrants, pursuant to the Company's Offer, dated January 24, 2005 (the "Offer"), receipt of which is hereby acknowledged and in this Letter of Transmittal (which together constitute the "Offer").

         The Board of Directors of the Company has decreased the exercise price of the Warrants, subject to the conditions set forth in the Offer, to $0.20 per share during the term of the Offer.

         Subject to and effective upon acceptance for exercise of the Warrants tendered hereby in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby agrees to subscribe for and purchase _______________________ shares of the Common Stock of the Company covered by such Warrant Certificate, and tenders payment herewith in full at the exercise price of $0.20 per share.

         The undersigned hereby represents and warrants to the Company that:

         (a) the undersigned has full power and authority to tender, subscribe for and purchase ________________________ shares of the Common Stock of the Company covered by such Warrant Certificate;

         (b) he or she has good, marketable and unencumbered title to them, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their exercise, sale or transfer, and not subject to any adverse claim;

         (c) on request, the undersigned will execute and deliver any additional documents the Company deems necessary or desirable to complete the exercise of the Warrants tendered hereby;

         (d) the undersigned understands that shares of Common Stock of the Company acquired upon exercise of the Warrants pursuant to the Offer are not presently registered. The undersigned acknowledges that such shares of Common Stock must be held indefinitely unless subsequently registered under the Securities Act of 1933, as amended (the "Act"), or unless an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of common stock purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the common stock, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares of common stock being sold during any three-month period not exceeding specified limitations;

         (d) the undersigned understands that tenders of Warrants pursuant to the Offer and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Offer; and

         (e) the undersigned has read and agrees to all of the terms of the Offer.

         All authorities conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned. Except as stated in the Offer, this tender is irrevocable.

         The name(s) and address(es) of the registered holder(s) should be printed below, exactly as they appear on the certificates representing Warrants tendered hereby. The certificate numbers, the number of Warrants represented by such certificates, and the number of Warrants that the undersigned wishes to tender, should be set forth in the appropriate boxes above.

         Unless otherwise indicated under "Special Issuance Instructions," please issue the stock certificates for Shares of the Company's Common Stock purchased hereby and/or return any Warrant Certificates not tendered in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the stock certificates for Shares of the Company's Common Stock purchased hereby and/or return any Warrant Certificates not tendered (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue the stock certificates for Shares of the Company's Common Stock purchased hereby and/or return any Warrant Certificates not tendered in the name(s) of, and mail said stock certificates for Shares of the Company's Common Stock purchased hereby and/or return any Warrant Certificates not tendered to, the person(s) at the address so indicated.

           THE UNDERSIGNED UNDERSTANDS THAT ACCEPTANCE OF WARRANTS BY
               THE COMPANY FOR EXERCISE WILL CONSTITUTE A BINDING
             AGREEMENT BETWEEN THE UNDERSIGNED AND THE COMPANY UPON
              THE TERMS AND SUBJECT TO THE CONDITIONS OF THE OFFER.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

                          SPECIAL ISSUANCE INSTRUCTIONS
                        (See Instructions 1, 4, 5, and 6)

            To be completed ONLY if certificates for Shares of the Company's Common Stock purchased hereby and/or any Warrant Certificates not tendered are to be issued in the name of and sent to someone other than the undersigned.

Issue Stock Certificates or return Warrant Certificates to:

Name(s) ____________________________________________________ (please print)

Address(es) ________________________________________________

            ________________________________________________

                          SPECIAL DELIVERY INSTRUCTIONS
                        (See Instructions 1, 4, 5, and 6)

         To be completed ONLY if certificates for Shares of the Common Stock of the Company purchased or any Warrant Certificates not tendered are to be mailed to someone other than the undersigned, or to the undersigned at an address other than that shown below.

Mail Certificates to:

Name(s) ____________________________________________________ (please print)

Address(es) ________________________________________________

            ________________________________________________

                                PLEASE SIGN HERE
                    (To be completed by all Warrant Holders)

_________________________________________________________________

_________________________________________________________________
(Signature of Owners)

Dated: ________________________, 2005

Name(s) _________________________________________________________ (please print)

Address(es) _____________________________________________________

            _____________________________________________________

Capacity (full title): __________________________________________

Telephone Number: _______________________________________________

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) or on a security position or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 5)

                            GUARANTEE OF SIGNATURE(S)
                           (See Instructions 1 and 5)

Name of Firm: ______________________________________________________

Authorized Signature: ______________________________________________

Name: ______________________________________________________________

____________________________________________________________________
                                 (please print)

Title: _____________________________________________________________

Address: ___________________________________________________________

         ___________________________________________________________

Area Code and Telephone Number: ____________________________________

Dated: _____________________________________, 2005

                                  INSTRUCTIONS
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.       GUARANTEE OF SIGNATURE.  No signature guarantee is required if either:

         (a) this Letter of Transmittal is signed by the registered holder of the Warrants exactly as the name of the registered holder appears on the certificate tendered with this Letter of Transmittal and such owner has not completed the box entitled "Special Delivery Instructions" or "Special Issuance Instructions"; or

         (b) such Warrants are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each such entity, an "Eligible Institution").

         In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. See Instruction 5.

2.       DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES.

         PROCEDURES. This Letter of Transmittal is to be used only if certificates for Warrants are delivered with it to the Company. Certificates for all physically tendered Warrants, together with a properly completed and duly executed Letter of Transmittal or duly executed and manually signed photocopy of the Letter of Transmittal, and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Company at the appropriate address set forth on the front page of this Letter of Transmittal and must be delivered to the Company on or before the Expiration Date (as defined in the Offer).

         THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES FOR WARRANTS, IS AT THE OPTION AND RISK OF THE TENDERING WARRANT HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

         The Company will not accept any alternative, conditional or contingent tenders, except as expressly provided in the Offer. All tendering Warrant holders, by execution of this Letter of Transmittal (or a photocopy of it), waive any right to receive any notice of the acceptance of their tender.

3. INADEQUATE SPACE. If the space provided in the box captioned "Description of Warrants Tendered" is inadequate, the certificate numbers and/or the number of Warrants should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4. WARRANTS TENDERED. If fewer than all of the Warrants evidenced by any certificate are to be tendered, fill in the number of Warrants that are to be tendered in the column entitled "Number of Warrants Tendered," in the box captioned "Description of Warrants Tendered." In such case, a new certificate for the remainder of the Warrants evidenced by the old certificate(s) will be issued and sent to the registered holder(s), unless otherwise specified in the "Special Delivery Instructions" or "Special Issuance Instructions" box on this Letter of Transmittal, as soon as practicable after the Expiration Date. Unless otherwise indicated, all Warrants represented by the certificate(s) listed and delivered to the Company will be deemed to have been tendered.

5.       SIGNATURES ON LETTER OF TRANSMITTAL.

         (a) If this Letter of Transmittal is signed by the registered holder(s) of the Warrants tendered hereby, the signature(s) must correspond exactly with name(s) as written on the face of the certificate(s) without any change whatsoever.

         (b) If the Warrants are held of record by two or more persons or holders, all such persons or holders must sign this Letter of Transmittal.

         (c) If any tendered Warrants are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or photocopies of it) as there are different registrations of certificates.

         (d) When this Letter of Transmittal is signed by the registered holder(s) of the Warrant listed and transmitted hereby, no endorsement(s) of certificate(s) representing such Warrant or separate stock power(s) are required unless the certificate(s) for Warrants not tendered are to be issued to a person other than the registered holder(s). SIGNATURE(S) ON SUCH CERTIFICATE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, or if their certificate(s) for Warrants not tendered are to be issued to a person other than the registered holder(s), the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

         (e) If this Letter of Transmittal or any certificate(s) or stock power(s) are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority so to act. If the certificate has been issued in the fiduciary or representative capacity, no additional documentation will be required.

6. SPECIAL DELIVERY AND SPECIAL ISSUANCE INSTRUCTIONS. If certificate(s) for Warrants not tendered and/or certificates for shares purchased upon exercise of a Warrant are to be issued in the name of a person other than the signer of the Letter of Transmittal or if such certificates are to be sent to someone other than the person signing the Letter of Transmittal or to the signer at a different address, the boxes captioned "Special Issuance Instructions" and/or "Special Delivery Instructions" on this Letter of Transmittal should be completed as applicable and signatures must be guaranteed as described in Instruction 1.

7. IRREGULARITIES. All questions as to the number of Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for exercise of any tender of Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of Warrants it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Warrants, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

8. QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Questions and requests for assistance may be directed to, or additional copies of the Offer and this Letter of Transmittal may be obtained from the Company at the address and telephone number set forth below.

                          IR BIOSCIENCES HOLDINGS, INC.
                        4021 NORTH 75TH STREET, SUITE 201
                            SCOTTSDALE, ARIZONA 85251
                                 (480) 922-3926
                             ATTN: JOHN N. FERMANIS

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A PHOTOCOPY THEREOF) TOGETHER WITH WARRANT CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO 9:00 A.M., PACIFIC STANDARD TIME, ON THE EXPIRATION DATE (AS DEFINED IN THE OFFER).